Exhibit 99

Investor Relations Contact

Shane O'Connor, Executive Vice President & CFO

UniFirst Corporation

978-658-8888

shane_oconnor@unifirst.com

UNIFIRST ANNOUNCES FINANCIAL RESULTS FOR THE FIRST QUARTER OF FISCAL 2026

Wilmington, MA – January 7, 2026 – UniFirst Corporation (NYSE: UNF) (“UniFirst” or the “Company”) today reported results for its fiscal 2026 first quarter ended November 29, 2025.

First Quarter 2026 Consolidated Results

•
Consolidated revenues increased 2.7% to $621.3 million compared to $604.9 million in the first quarter of fiscal 2025, driven by organic growth in the core Uniform & Facility Service Solutions segment.
•
Operating margin was 7.3% compared to 9.2% in the prior year period, reflecting planned investments in growth and digital transformation initiatives.
•
Net income was $34.4 million compared to $43.1 million in the prior year period and diluted earnings per share was $1.89 compared to $2.31 in the prior year period.
•
Adjusted EBITDA margin was 13.3% compared to 15.5% in the prior year period.
•
The quarterly tax rate was 26.9% compared to 25.6% in the prior year period.

“Our first quarter performance was consistent with our expectations and reflects the impact of planned investments designed to accelerate growth and enhance operational efficiency,” said Steven Sintros, UniFirst President and Chief Executive Officer. “While these initiatives weighed on near-term margins, we believe they position UniFirst for improved profitability over time. Importantly, organic growth driven by new customer wins and improved retention reflects the strength of UniFirst’s differentiated, service-driven model focused on reliability, local accountability and long-term relationships.”

Mr. Sintros added, “Our flexible balance sheet and cash flow generation enabled us to continue returning capital to shareholders through share repurchases and an increased dividend, marking our eighth consecutive year of dividend growth.”

The Company's results for the first quarter of fiscal 2026 and 2025 included approximately $2.3 million and $2.5 million, respectively, of costs related to its enterprise resource planning project (“Key Initiative”), which is expected to enhance long-term growth, scalability, operating efficiency and profitability. In the first quarter of fiscal 2026 and 2025, these costs decreased:

•
Both operating income and Adjusted EBITDA by $2.3 million and $2.5 million, respectively.
•
Net income by $1.7 million and $1.8 million, respectively.
•
Diluted earnings per share by $0.09 for both periods.

Segment Reporting Results

Uniform & Facility Service Solutions

•
Revenues increased 2.4% to $565.9 million compared to $552.8 million in the prior year period.
•
Organic growth, which excludes the effect of acquisitions and fluctuations in the Canadian dollar, was 2.4%.
•
As a result of our strategic investments in growth, new customer account acquisitions surpassed those of the corresponding period last year, and customer retention rates also demonstrated improvement.
•
Operating margin was 7.4% compared to 8.8% in the prior period and Adjusted EBITDA margin was 13.6% compared to 15.4% in the prior period, reflecting the Company’s planned investments in growth and digital transformation initiatives. In addition, healthcare claims expense and legal costs increased compared to the prior period, partially offset by lower merchandise costs.
•
Costs related to the Company’s Key Initiative were recorded to this segment and decreased operating and Adjusted EBITDA margins by 0.4% and 0.5% in the first quarters of fiscal 2026 and 2025, respectively.

First Aid & Safety Solutions

•
Revenues increased 15.3% to $30.2 million compared to $26.2 million in the prior year period.
•
Operating loss and Adjusted EBITDA were $0.4 million and $0.8 million, respectively.

•
The segment’s results again reflected the investments the Company has made to drive growth and improve profitability in its First Aid van business.

Other

•
Revenues for the quarter decreased 2.9% to $25.2 million compared to $25.9 million in the prior year period, reflecting the anticipated start of a large refurbishment project wind-down and fewer reactor outages.
•
Operating income and Adjusted EBITDA were $3.9 million and $4.8 million, respectively. Due to the high fixed-cost nature of the business, the revenue decline resulted in disproportionately lower Adjusted EBITDA.
•
This segment consists of its nuclear solutions. Given the cyclical and seasonal nature of the nuclear industry, this segment’s results are often affected by seasonality, the timing and duration of power reactor outages and project-based activities.

Balance Sheet and Capital Allocation

•
Cash, cash equivalents and short-term investments were $129.5 million and the Company had no long-term debt outstanding as of November 29, 2025.
•
The Company repurchased $31.7 million of shares of its Common Stock in the first quarter of fiscal 2026 and had $8.9 million remaining under its existing share repurchase authorization as of November 29, 2025.
•
The Company declared a quarterly cash dividend of $0.365 per Common Stock share on October 28, 2025.

Fiscal 2026 Financial Outlook

UniFirst reaffirmed its full-year fiscal 2026 guidance provided on October 22, 2025, including consolidated revenues of between $2.475 billion and $2.495 billion and fully diluted earnings per share between $6.58 and $6.98.

This guidance continues to include an estimated $7.0 million of costs directly attributable to the Company’s Key Initiative, which it anticipates expensing in fiscal 2026. Guidance does not include the impact of any future share repurchases.

Conference Call Information

UniFirst Corporation will hold a conference call today at 9:00 a.m. (ET) to discuss its quarterly financial results, business highlights and outlook. A simultaneous live webcast of the call will be available over the Internet and can be accessed at www.unifirst.com.

About UniFirst Corporation

Headquartered in Wilmington, Mass., UniFirst Corporation (NYSE: UNF) is a North American leader in the supply and servicing of uniform and workwear programs, facility service products, as well as first aid and safety supplies and services. Together with its subsidiaries, the Company also manages specialized garment programs for the cleanroom and nuclear industries. In addition to partnering with leading brands, UniFirst manufactures its own branded workwear, protective clothing, and floorcare products at its five company-owned ISO-9001-certified manufacturing facilities. With more than 270 service locations, over 300,000 customer locations, and 16,000-plus employee Team Partners, the Company outfits more than 2 million workers every day. For more information, contact UniFirst at 888.296.2740 or visit UniFirst.com.

Forward-Looking Statements Disclosure

This public announcement contains forward-looking statements within the meaning of the federal securities laws that reflect the Company's current views with respect to future events and financial performance, including projected revenues, operating margin and earnings per share. Forward-looking statements contained in this public announcement are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995 and may be identified by words such as “guidance,” “outlook,” “estimates,” “anticipates,” “projects,” “plans,” “expects,” “intends,” “believes,” “seeks,” “could,” “should,” “may,” “will,” “strategy,” “objective,” “assume,” “strive,” “design,” “assumption,” “vision,” “approximate,” or the negative versions thereof, and similar expressions and by the context in which they are used. Such forward-looking statements are based upon our current expectations and speak only as of the date made. Such statements are highly dependent upon a variety of risks, uncertainties and other important factors that could cause actual results to differ materially from those reflected in such forward-looking statements. Such factors include, but are not limited to, uncertainties caused by an economic recession or other adverse economic conditions, including, without limitation, as a result of elevated inflation or interest rates or extraordinary events or circumstances such as geopolitical conflicts like the conflict between Russia and Ukraine and disruption in the Middle East and their impact on our customers' businesses and workforce levels, disruptions of our business and operations, including limitations on, or closures of, our facilities, or the business and operations of our customers or suppliers in connection with extraordinary events or circumstances, uncertainties regarding our ability to consummate acquisitions and successfully integrate acquired businesses and the performance of such businesses, uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation, any adverse outcome of pending or future contingencies or claims, our ability to compete successfully without any significant degradation in our margin rates, seasonal and quarterly fluctuations in business levels, our ability to preserve positive labor relationships and avoid becoming the target of corporate labor unionization campaigns that could disrupt our business, the effect of currency fluctuations on our results of operations and financial condition, our dependence on third parties to supply us with raw materials, which such supply could be severely disrupted as a result of extraordinary events or circumstances such as the conflict between Russia and Ukraine, any loss of key management or other personnel, increased costs as a result of any changes in federal, state, international or other laws, rules and regulations or governmental interpretation of such laws, rules and regulations, uncertainties regarding, or adverse impacts from continued high price levels of natural gas, electricity, fuel and labor or increases in such costs, the negative effect on our business from sharply depressed oil and natural gas prices, the continuing increase in domestic healthcare costs, increased workers' compensation claim costs, increased healthcare claim costs, our ability to retain and grow our customer base, demand and prices for our products and services, fluctuations in our nuclear business, political or other instability, supply chain disruption or infection among our employees in Mexico and Nicaragua where our principal garment manufacturing plants are located, our ability to properly and efficiently design, construct, implement and operate a new enterprise resource planning computer system, interruptions or failures of our information technology systems, including as a result of cyber-attacks, additional professional and internal costs necessary for compliance with any changes in or additional Securities and Exchange Commission (the “SEC”), New York Stock Exchange and accounting or other rules, strikes and unemployment levels, our efforts to evaluate and potentially reduce internal costs, the impact of U.S. and foreign trade policies and tariffs or other impositions on imported goods on our business, results of operations and financial condition, our ability to successfully implement our business strategies and processes, including our capital allocation strategies, our ability to successfully remediate the material weakness in internal control over financial reporting disclosed in our Annual Report on Form 10-K for the year ended August 30, 2025 and the other factors described under Part I, Item 1A. “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended August 30, 2025, Part II, Item 1A. “Risk Factors” and elsewhere in our subsequent Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made.

Consolidated Statements of Income

(Unaudited)

	Thirteen Weeks Ended
(In thousands, except per share data)	November 29, 2025	November 30, 2024
Revenues	$621,318	$604,908

Operating expenses:
Cost of revenues (1)	393,029	381,054
Selling and administrative expenses (1)	147,806	133,515
Depreciation and amortization	35,175	34,808
Total operating expenses	576,010	549,377

Operating income	45,308	55,531

Other (income) expense:
Interest income, net	(1,929)	(2,695)
Other expense, net	259	290
Total other income, net	(1,670)	(2,405)

Income before income taxes	46,978	57,936
Provision for income taxes	12,615	14,831

Net income	$34,363	$43,105

Income per share – Basic:
Common Stock	$1.97	$2.41
Class B Common Stock	$1.58	$1.93

Income per share – Diluted:
Common Stock	$1.89	$2.31

Income allocated to – Basic:
Common Stock	$28,760	$36,213
Class B Common Stock	$5,603	$6,892

Income allocated to – Diluted:
Common Stock	$34,363	$43,105

Weighted average shares outstanding – Basic:
Common Stock	14,597	15,012
Class B Common Stock	3,551	3,574

Weighted average shares outstanding – Diluted:
Common Stock	18,188	18,666

(1)
Exclusive of depreciation on the Company's property, plant and equipment and amortization on its intangible assets.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)	November 29, 2025	August 30, 2025
Assets
Current assets:
Cash and cash equivalents	$123,977	$203,501
Short-term investments	5,558	5,672
Receivables, net	293,396	285,297
Inventories	142,891	145,197
Rental merchandise in service	237,477	227,720
Prepaid taxes	10,330	7,708
Prepaid expenses and other current assets	59,088	49,508
Total current assets	872,717	924,603
Property, plant and equipment, net	833,508	829,622
Goodwill	669,202	657,748
Customer contracts and other intangible assets, net	104,226	105,829
Deferred income taxes	967	977
Operating lease right-of-use assets, net	74,595	70,110
Other assets	197,483	189,266
Total assets	$2,752,698	$2,778,155
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$90,552	$94,980
Accrued liabilities	154,414	176,903
Accrued taxes	—	674
Operating lease liabilities, current	18,987	17,846
Total current liabilities	263,953	290,403
Long-term liabilities:
Accrued liabilities	129,487	128,554
Accrued and deferred income taxes	138,708	135,648
Operating lease liabilities	57,952	54,593
Total liabilities	590,100	609,198
Shareholders’ equity:
Common Stock	1,452	1,468
Class B Common Stock	355	355
Capital surplus	107,058	109,107
Retained earnings	2,077,625	2,079,812
Accumulated other comprehensive loss	(23,892)	(21,785)
Total shareholders’ equity	2,162,598	2,168,957
Total liabilities and shareholders’ equity	$2,752,698	$2,778,155

Detail of Operating Results

(Unaudited)

	Thirteen Weeks Ended November 29, 2025				Thirteen Weeks Ended November 30, 2024
(In thousands, except percentages)	Uniform & Facility Service Solutions	First Aid & Safety Solutions	Other	Total	Uniform & Facility Service Solutions	First Aid & Safety Solutions	Other	Total
Revenues	$565,892	$30,244	$25,182	$621,318	$552,752	$26,222	$25,934	$604,908
Revenue Growth %	2.4%	15.3%	-2.9%	2.7%

Operating Income (1), (2)	$41,837	$(402)	$3,873	$45,308	$48,520	$341	$6,670	$55,531
Operating Margin	7.4%	-1.3%	15.4%	7.3%	8.8%	1.3%	25.7%	9.2%

Adjusted EBITDA (1), (2)	$77,196	$800	$4,815	$82,811	$85,103	$1,253	$7,604	$93,960
Adjusted EBITDA Margin	13.6%	2.6%	19.1%	13.3%	15.4%	4.8%	29.3%	15.5%

(1)
The Company's financial results for the first quarter of fiscal 2026 and 2025 included approximately $2.3 million and $2.5 million, respectively, of costs directly attributable to its Key Initiative.
(2)
The Key Initiatives' costs decreased both Uniform & Facility Service Solutions' segment operating and Adjusted EBITDA margin for the first quarters of fiscal 2026 and 2025 by 0.4% and 0.5%, respectively.

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)	November 29, 2025	November 30, 2024
Cash flows from operating activities:
Net income	$34,363	$43,105
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization (1)	35,175	34,808
Share-based compensation	2,587	2,836
Accretion on environmental contingencies	351	320
Accretion on asset retirement obligations	267	57
Deferred income taxes	2,134	1,706
Loss (gain) on sale of property and equipment	233	(6)
Other	152	112
Changes in assets and liabilities, net of acquisitions:
Receivables, less reserves	(8,478)	(3,606)
Inventories	2,929	1,761
Rental merchandise in service	(10,133)	2,762
Prepaid expenses and other current assets and Other assets	(14,024)	(8,618)
Accounts payable	(1,759)	(6,861)
Accrued liabilities	(26,663)	(18,196)
Prepaid and accrued income taxes	(2,283)	7,944
Net cash provided by operating activities	14,851	58,124

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(13,391)	(2,352)
Capital expenditures, including capitalization of software costs	(38,883)	(33,566)
Purchases of investments	—	(14,734)
Maturities of investments	—	13,039
Proceeds from sale of assets	174	153
Net cash used in investing activities	(52,100)	(37,460)

Cash flows from financing activities:
Proceeds from exercise of share-based awards	3	3
Taxes withheld and paid related to net share settlement of equity awards	(3,193)	(3,284)
Repurchase of Common Stock	(32,736)	(6,373)
Payment of cash dividends	(6,133)	(5,897)
Net cash used in financing activities	(42,059)	(15,551)

Effect of exchange rate changes	(216)	(438)

Net (decrease) increase in cash and cash equivalents	(79,524)	4,675
Cash and cash equivalents at beginning of period	203,501	161,571
Cash and cash equivalents at end of period	$123,977	$166,246
(1)
Depreciation and amortization for the first quarter of fiscal 2026 and 2025 included approximately $4.0 million and $4.2 million, respectively, of non-cash amortization expense recognized on acquisition-related intangible assets.

Reconciliation of GAAP to Non-GAAP Financial Measures

The Company reports its consolidated financial results in accordance with generally accepted accounting principles (“GAAP”). To supplement the Company’s consolidated financial results in this press release, the Company also presents Adjusted EBITDA and Adjusted EBITDA margin, which are non-GAAP financial measures. The Company defines Adjusted EBITDA as net income before interest, income taxes, depreciation and amortization, further adjusted for share-based compensation expense and other items impacting the comparability of the Company’s underlying operating performance between periods. Adjusted EBITDA margin is defined as Adjusted EBITDA for a period divided by revenue for the same period.

The Company believes these non-GAAP financial measures provide useful supplemental information regarding the performance of the Company and its segments to both management and investors. In addition, by excluding certain items, these non-GAAP financial measures enable management and investors to further evaluate the underlying operating performance of the Company.

Supplemental reconciliations of the Company’s consolidated net income on a GAAP basis to Adjusted EBITDA and Adjusted EBITDA margin are presented in the following table. Investors are encouraged to review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures, which are provided below. Adjusted EBITDA and Adjusted EBITDA margin should be considered in addition to, and not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

The Company does not allocate its provision for income taxes to its business segments and as a result, presents it in a separate column in the following tables.

	Thirteen Weeks Ended November 29, 2025
(In thousands, except percentages)	Uniform & Facility Service Solutions	First Aid & Safety Solutions	Other	Unallocated Adjustments	Total
Revenue	$565,892	$30,244	$25,182	$—	$621,318

Net income	$43,507	$(402)	$3,873	$(12,615)	$34,363
Provision for income taxes	—	—	—	12,615	12,615
Interest income, net	(1,929)	—	—	—	(1,929)
Depreciation and amortization	33,210	1,171	794	—	35,175
Share-based compensation expense	2,408	31	148	—	2,587
Adjusted EBITDA	$77,196	$800	$4,815	$—	$82,811
Adjusted EBITDA Margin	13.6%	2.6%	19.1%		13.3%

	Thirteen Weeks Ended November 30, 2024
(In thousands, except percentages)	Uniform & Facility Service Solutions	First Aid & Safety Solutions	Other	Unallocated Adjustments	Total
Revenue	$552,752	$26,222	$25,934	$—	$604,908

Net income	$50,925	$341	$6,670	$(14,831)	$43,105
Provision for income taxes	—	—	—	14,831	14,831
Interest income, net	(2,695)	—	—	—	(2,695)
Depreciation and amortization	33,110	885	813	—	34,808
Share-based compensation expense	2,688	27	121	—	2,836
Executive Transaction costs	1,075	—	—	—	1,075
Adjusted EBITDA	$85,103	$1,253	$7,604	$—	$93,960
Adjusted EBITDA Margin	15.4%	4.8%	29.3%		15.5%